EXHIBIT 21.01
                                                                   -------------


SUBSIDIARIES OF REGISTRANT, AS OF DECEMBER 31, 2008

Bear River Zeolite Company
C/o Box 643
Thompson Falls, MT 59873

Antimonio de Mexico S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873

United States Antimony, Mexico S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873